UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13265 (Commission File Number)	76-0511406 (IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     CenterPoint Energy, Inc. (CenterPoint) and its indirect, wholly owned subsidiary, CenterPoint Energy Resources Corp. (CERC, and together with CenterPoint, the Companies), have determined that, during 2004 and 2005, certain transactions involving purchases and sales of natural gas among divisions within the Companies’ Natural Gas Distribution segment were not properly eliminated in the Companies’ consolidated financial statements. Consequently, revenues and natural gas expenses for both Companies during 2004 were overstated by approximately $520 million. For the nine months ended September 30, 2005, revenues and natural gas expenses for both Companies were overstated by approximately $430 million for the same reason. However, there was no adverse effect on the Companies’ previously reported operating income, net income, earnings per share or cash flows for either 2004 or the first three quarters of 2005, which remain accurate as reported. In reviewing various qualitative materiality factors contained in the Securities and Exchange Commission’s Staff Accounting Bulletin No. 99, the Companies determined that these errors did not mask a change in earnings or other trends, hide a failure to meet analysts’ consensus expectations for the Companies, change a loss into income or vice versa, affect the Companies’ compliance with regulatory requirements, affect the Companies’ compliance with loan covenants or other contractual requirements, involve concealment of an unlawful transaction, or have the effect of increasing compensation for any officer or employee. In addition, the Companies’ previously reported natural gas sales volumes were not materially understated or overstated during any period.
     As a result of these errors in accounting for revenues and natural gas expenses, on December 16, 2005, the audit committee of CenterPoint’s board of directors concurred with the conclusion of management of CenterPoint and of CERC that the existing consolidated financial statements of CenterPoint and CERC, respectively, for 2004 and the first three quarters of 2005 should no longer be relied upon. The Companies will restate the previously issued consolidated financial statements for 2004 through the filing of amended Forms 10-K and will restate the previously issued consolidated financial statements for the first three quarters of 2005 through the filing of amended Forms 10-Q. These amended filings are expected to be made by December 31, 2005, although the preparation and related review of the amended consolidated financial statements is continuing and further time could be required.
     As a result of the errors described above, CenterPoint has concluded that during 2004 and the 2005 reporting periods it had a “material weakness,” as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2, related to its internal controls over financial reporting, contrary to its previous conclusions as to the design and effectiveness of those controls. Therefore, “Management’s Annual Report on Internal Control Over Financial Reporting”, included in CenterPoint’s Form 10-K for the year ended December 31, 2004, should no longer be relied upon. CenterPoint is reviewing the design and effectiveness of its internal control and disclosure processes and will implement appropriate revisions prior to December 31, 2005. The determination to restate was approved by the audit committee of CenterPoint’s board of directors upon the recommendation of CenterPoint’s senior management. CenterPoint’s audit committee and management of the Companies have discussed the matters described herein with the Companies’ independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: December 16, 2005	By:	/s/ James S. Brian
James S. Brian
Senior Vice President and Chief Accounting Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.
Date: December 16, 2005	By:	/s/ James S. Brian
James S. Brian
Senior Vice President and Chief Accounting Officer